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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-37390 of International Paper Company on Form S-8 of our report dated March 30, 2004, appearing in this Annual Report on Form 11-K of Executive Retirement Plan for Employees of Weldwood of Canada Limited for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
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Memphis, Tennessee
March 30, 2004